SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): September 21, 2006

FIRST CAPITAL BANCORP, INC.

(Name of Small Business Issuer in its charter)

Virginia	000-52219	11-3782033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Cox Road, Suite 200 Glen Allen, VA	23060
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (804) 273-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

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Section 1. Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement

Effective September 21, 2006, First Capital Bancorp, Inc., a bank holding company organized under the laws of Virginia (the “Registrant”) consummated a financial transaction pursuant to which FCRV Statutory Trust I, a statutory trust created under the Delaware Statutory Trust Act and for which the Registrant is the sponsor (the “Trust”), issued and sold $5,000,000.00 aggregate principal amount of Floating Rate Capital Securities. The transaction is described in greater detail under Item 2.03 of this Report on Form 8-K. As part of the transaction, Registrant entered into the following material agreements dealing with the creation of the Trust and the sale and placement of the Floating Rate Capital Securities: (i) Placement Agreement dated September 13, 2006, between the Company, the Trust and FTN Financial Capital Markets and Keefe, Bruyette and Woods; (ii) Indenture dated September 21, 2006, between the Registrant and Wilmington Trust Company, as Trustee; (iii) Amended and Restated Declaration of Trust for the Trust dated September 22, 2006, among the Registrant, Wilmington Trust Company, and Robert G. Watts, IV and William W. Ranson, Administrators (Mr. Watts and Mr. Ranson are officers of the Registrant), and (iv) Guarantee Agreement dated September 21, 2006, between the Registrant and Wilmington Trust Company.

Section 2. Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement with Registrant

During the third quarter of 2006, FCRV Statutory Trust 1 (the “Trust”), a statutory trust created under the Delaware Statutory Trust Act and for which the Registrant is the sponsor, was formed for the purpose of issuing redeemable Capital Securities (commonly referred to as Trust Preferred Capital Notes.) On September 21, 2006, $5.0 million of Trust Preferred Capital Notes were issued through a pooled underwriting. The securities have a LIBOR-indexed floating rate of interest (three-month LIBOR plus 1.70%) which adjusts, and is payable quarterly. The interest rate at September 21, 2006 was 7.09%. The securities may be redeemed at par beginning on September 15, 2011 and each quarter after such date until the securities mature on September 15, 2036. The principal asset of the Trust is $5.0 of the Registrant’s junior subordinated debt securities with like maturities and like interest rates to the Trust Preferred Capital Notes.

The Trust Preferred Capital Notes may be included in Tier 1 capital for regulatory capital adequacy determination purposes up to 25% of Tier 1 capital after its inclusion. The portion of the Trust Preferred Capital Notes not considered as Tier 1 may be included in Tier 2 capital.

The obligations of the Registrant with respect to the issuance of the Trust Preferred Capital Notes constitute a full and unconditional guarantee by the Registrant of the Trust’s obligations with respect to the Trust Preferred Capital Notes. Subject to certain exceptions and limitations, the Registrant may elect from time to time to defer interest payments on the junior subordinated debt securities, which would result in a deferral of distribution payments on the related Trust Preferred Capital Notes.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST CAPITAL BANCORP, INC.

Date: September 25, 2006	By:	/s/ William W. Ranson
William W. Ranson, Chief Financial Officer

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